UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 26, 2019

TARGET GROUP INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-55066	46-3621499
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification

55 Administration Road, Unit 13, Vaughan, Ontario, Canada L4K 4G9

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (905) 541-3833

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

For an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchanges on which registered
N/A	N/A	N/A

Section 2-	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 26, 2019, the Company filed a report on Form 8-K disclosing the entry into a financing agreement (“Original Loan”) with a private individual (“Lender”) who is the brother of the Company’s Chief Executive Officer, Anthony Zarcone. The Original Loan was subsequently amended on two previous occasions as disclosed in reports filed on Form 8-K on March 17, 2020 and on April 24, 2020.

Effective May 14, 2020, the Company and the Lender entered into a Third Amending Agreement  pursuant to which the Lender agreed to increase the aggregate loan amount on the Original Loan to CND$600,000.00. The new loan carries interest at the rate of 3.0146% per month with a CDN$60,000.00 loan fee. The loan is payable upon demand of the Lender. The remaining terms and conditions of the Original Loan remain in full force and effect.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET GROUP INC.

Dated: May 21, 2020	By:	/s/ Anthony Zarcone
Chief Executive Officer